Exhibit 21.1

Exhibit 21.1

LIST OF SUBSIDIARIES

The following entities are subsidiaries of Bumble Inc. as of the date of this Annual Report

Name	Jurisdiction of Organization or Incorporation
AMI Holdings Limited	Bermuda
Badoo App Limited	UK
Badoo Development LLC	Russian Federation
Badoo Holding Limited	Cyprus
Badoo International Limited	UK
Badoo Limited	UK
Badoo Media Limited	Cyprus
Badoo PartnerCo LLC	Delaware
Badoo Software Limited	Cyprus
Badoo Technologies Limited	Cyprus
Badoo Trading Limited	UK
Badoo US Marketing LLC	Delaware
Badoo Worldwide Limited	Belize
Bumble AU Pty Ltd	Australia
Bumble Canada Enterprises Ltd.	British Columbia
Bumble Germany Enterprises GmbH	Germany
Bumble Holding Limited	UK
Bumble India Enterprises LLP	India
Bumble IP Holdco LLC	Delaware
Bumble Marketing HoldCo Limited	UK
Bumble Spain Enterprises, S.L.U.	Spain
Bumble Sub L.L.C.	Delaware
Bumble Trading LLC	Delaware
Buzz BidCo L.L.C.	Delaware
Buzz Finco L.L.C.	Delaware
Buzz Holdings L.P.	Delaware
Buzz Intermediate L.L.C.	Delaware
Chappy Holdings Limited	Bermuda
Chappy Limited	UK
Chappy LLC	Delaware
FlashGap SAS	France
Fruitz	France
Greysom Limited	Cyprus
Huggle App (UK) Limited	UK
Influencer Holdings Limited	Bermuda
Lumen App LLC	Delaware
Lumen App Ltd	UK
Or Not Limited	UK
Social Online Payments International Limited	UK
Social Online Payments Limited	Ireland
Social Online Payments LLC	Delaware
Studio Projects LLC	Delaware
Wetrend Media Ltd	UK